                                                       EXHIBIT (iv)
                                                       Page 1 of 3
                          PITNEY BOWES INC.
                    SUBSIDIARIES OF THE REGISTRANT

The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent.

           The following are subsidiaries of the Registrant
                      (as of December 31, 1994)

                                               Country or
                                                state of
Company name                                  incorporation

Adrema Leasing Corporation                     Delaware
Adrema Maschinen und Auto-Leasing GmbH         Germany
Adrema Maschinenbau Inc.                       Delaware
Adrema Mobilien Leasing GmbH                   Germany
Andeen Enterprises, Inc.                       Panama
Artec International Corporation                California
Atlantic Mortgage & Investment Corporation     Florida
B. Williams Corp.                              Delaware
Canadian Office Services Ltd.                  Canada
Cascade Microfilm Systems, Inc.                California
Chas. P. Young Health Fitness &
   Management, Inc.                            New York
Colonial Pacific Leasing Corporation           Massachusetts
Datarite Systems Ltd.                          England
Dictaphone Canada Ltd./Ltee.                   Canada
Dictaphone Company Ltd.                        England
Dictaphone Corporation                         Delaware
Dictaphone Deutschland GmbH                    Germany
Dictaphone International A.G.                  Switzerland
Dictaphone Netherlands B.V.                    Netherlands
Dodwell Pitney Bowes K.K. (50% owned)          Japan
DSP Inc.                                       Connecticut
ECL Finance Company, N.V.                      Netherlands
Elmcroft Road Realty Corporation               Connecticut
Harlow Aircraft Inc.                           Delaware
Informatech                                    California
La Agricultora Ecuatoriana S.A.                Ecuador
Monarch Marking Systems Australia Pty. Ltd.    Australia
Monarch Marking Systems de Mexico S.A. de C.V. Mexico
Monarch Marking Systems, Inc.                  Delaware
Monarch Marking Systems Ltd.                   Canada
Monarch Marking Systems N.Z. Ltd.              New Zealand
Monarch Marking (S.E.A.) Pte. Ltd.(55% owned)  Singapore
Monarch Service Bureau Limited                 Hong Kong
Norlin Australia Investment Pty. Ltd.          Australia
Norlin Industries Limited                      Canada
Norlin Music (U.K.) Ltd.                       England
PB Forms, Inc.                                 Nebraska
PB Funding Corporation                         Delaware
PB Global Holdings Inc.                        Connecticut
PB Global Holdings II Inc.                     Connecticut
PB Global Holdings III Inc.                    Connecticut

                                                       EXHIBIT (iv)
                                                       Page 2 of 3
SUBSIDIARIES OF THE REGISTRANT (continued)
                                                Country or
                                                 state of
Company name                                   incorporation

PB Global Holdings IV Inc.                     Connecticut
PB Leasing Corporation                         Delaware
PB Leasing International Corporation           Delaware
PB Leasing Services Inc.                       Nevada
PBA Foreign Sales Corporation                  Barbados
PB World Trade Corporation (Disc)              Delaware
PB CFSC I Inc.                                 Virgin Islands
PBL Holdings Inc.                              Nevada
PB Nikko FSC Ltd.                              Bermuda
PB Nihon FSC Ltd.                              Bermuda
Pickering Canada Pty. Limited                  Australia
Pitney Bowes AG                                Switzerland
Pitney Bowes Australia Pty. Limited            Australia
Pitney Bowes Australia FAS Pty. Ltd.           Australia
Pitney Bowes Austria Ges.m.b.H                 Austria
Pitney Bowes of Canada Ltd.                    Canada
Pitney Bowes China Inc.                        Delaware
Pitney Bowes Credit Australia Limited          Australia
Pitney Bowes Credit Corporation                Delaware
Pitney Bowes Data Systems, Ltd.                England
Pitney Bowes de Mexico, S.A. de C.V.           Mexico
Pitney Bowes Deutschland GmbH                  Germany
Pitney Bowes Espana, S.A.                      Spain
Pitney Bowes Finance S.A.                      France
Pitney Bowes Finans Norway AS                  Norway
Pitney Bowes Finance PLC                       England
Pitney Bowes France S.A.                       France
Pitney Bowes Holdings Ltd.                     England
Pitney Bowes Holding SNC                       France
Pitney Bowes Hong Kong Inc.                    Delaware
Pitney Bowes Insurance Agency, Inc.            Connecticut
Pitney Bowes International                     Ireland
Pitney Bowes Italia S.r.l.                     Italy
Pitney Bowes (Ireland) Limited                 Ireland
Pitney Bowes Leasing Ltd.                      Canada
Pitney Bowes Locations S.A.                    France
Pitney Bowes Management Services, Inc.         Delaware
Pitney Bowes Management Services Canada, Inc.  Canada
Pitney Bowes Management Services Limited       England
Pitney Bowes Marking Systems Ltd.              Delaware
Pitney Bowes Marking Systems Ltd.              England
Pitney Bowes Oy                                Finland
Pitney Bowes plc                               England
Pitney Bowes Properties Inc.                   Connecticut
Pitney Bowes Real Estate Financing Corporation Delaware
Pitney Bowes Servicios, S.A. de C.V.           Mexico
Pitney Bowes Shelton Realty Inc.               Connecticut
Pitney Bowes Svenska Aktiebolag                Sweden

                                                            EXHIBIT (iv)
                                                            Page 3 of 3
SUBSIDIARIES OF THE REGISTRANT (continued)
                                                Country or
                                                 state of
Company name                                   incorporation

Pitney Bowes World Trade Corporation (FSC)     Virgin Islands
PREFCO I Inc.                                  Delaware
PREFCO I LP Inc.                               Delaware
PREFCO II Inc.                                 Delaware
PREFCO II LP Inc.                              Delaware
PREFCO III Inc.                                Delaware
PREFCO III LP Inc.                             Delaware
PREFCO IV Inc.                                 Delaware
PREFCO IV LP Inc.                              Delaware
PREFCO V Inc.                                  Delaware
PREFCO V LP Inc.                               Delaware
PREFCO VI Inc.                                 Delaware
PREFCO VI LP Inc.                              Delaware
PREFCO VII Inc.                                Delaware
PREFCO VII LP Inc.                             Delaware
PREFCO VIII Inc.                               Delaware
PREFCO VIII LP Inc.                            Delaware
PREFCO IX Inc.                                 Delaware
PREFCO IX LP Inc.                              Delaware
PREFCO X Inc.                                  Delaware
PREFCO X LP Inc.                               Delaware
PREFCO XI Inc.                                 Delaware
PREFCO XI LP Inc.                              Delaware
PREFCO XII Inc.                                Delaware
PREFCO XII LP Inc.                             Delaware
PREFCO XIII Inc.                               Delaware
PREFCO XIII LP Inc.                            Delaware
PREFCO XIV Inc.                                Delaware
PREFCO XIV LP Inc.                             Delaware
PREFCO XV Inc.                                 Delaware
PREFCO XV LP Inc.                              Delaware
RE Properties Management Corporation           Delaware
Remington Customer Finance Pty. Limited        Australia
Remington (PNG) Pty. Limited                   Papua New Guinea
Remington Pty. Limited                         Australia
ROM Holdings Pty. Limited                      Australia
ROM Securities Pty. Limited                    Australia
Sales and Service Training Center Inc.         Georgia
TECO/Pitney Bowes Co., Ltd. (50% owned)        Taiwan
Time-Sensitive Delivery Guide Inc.             Delaware
Tower FSC, Ltd.                                Bermuda
Universal Postal Frankers Ltd.                 England
Walnut Street Corp.                            Delaware
1136 Corporation                               Delaware
75 V Corp.                                     Delaware